UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 30, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 30, 2006, the Superior Court of the State of Connecticut officially approved the settlement by Terex Corporation (“Terex”) of its previously disclosed shareholder class action lawsuit. The settlement requires Terex to make minor modifications to certain of its corporate governance documents and to pay $175,000 in fees and expenses to counsel for the plaintiffs in the class action. The settlement will not have a material impact on Terex’s financial statements.

As a result of the settlement, Terex will amend its Audit Committee Charter to recommend, but not require, members of its Audit Committee to attend periodic continuing education programs at Terex’s expense. In addition, as a result of the settlement, Terex will amend its Governance Guidelines to provide that, in an uncontested election, any nominee for Director receiving less than a majority of the votes cast shall offer to resign from the Board of Directors, and the Governance and Nominating Committee of the Board and the full Board shall consider the resignation offer, but shall not be obligated to accept it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2006

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President,
Secretary and General
Counsel